SUBSCRIPTION AGREEMENT


To: EXTERLAND CORPORATION

Dear Sirs:

Re:  Sale of Common Shares

We hereby confirm your purchase, subject to the terms and conditions set forth herein, of 350,000 common shares ("Common Shares") in the capital stock of Micromem Technologies Inc. (the "Corporation") from the Corporation, at a price of (US.) $3.00 per share (collectively, the "Purchased Shares") being an aggregate purchase price of $1,050,000 (the "Purchase Price").
(one million, fifty thousand U.S. dollars)

In connection with your purchase, we enclose Schedule A, with respect to closing instructions, registration and payment, which we request that you complete, sign and return to us along with an executed copy of this commitment letter by 12:00 p.m. on April 30, 1999.

You acknowledge and agree that you have not received or been provided with an offering memorandum or similar document and that your decision to enter into this agreement and purchase the number of Common Shares agreed to be purchased by you has not been made upon any verbal or written representation as to fact or otherwise made by or on behalf of us or any other person and that your decision is based entirely upon information concerning the Corporation which is publicly available. You further acknowledge and agree that we assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information or as to whether all information concerning the Corporation required to be disclosed by it has been generally disclosed. You further acknowledge and agree that we have not engaged in any independent investigation with respect to the Corporation or any such matter.

Conditions of Closing

The Corporation's Obligation to sell the Purchased Shares to you is subject to the condition that you execute and return to us all relevant documentation required by applicable securities legislation and policy statements, as the sale of Purchased Shares from the Corporation to you will not be qualified by a prospectus. You are purchasing the Purchased Shares as principal for your own account and not for the benefit of or as agent for any other beneficial purchaser who is acquiring Purchased Shares as principal for its own account. You agree to comply with the Securities Act (Ontario) and Regulations and all other relevant securities legislation and policies concerning any resale of the Purchased Shares.

Closing

Delivery and payment for the purchased Shares shall be completed at the offices of the Corporation, 150 York Street, Suite 1206, Toronto, Ontario, MSH-3S5 at 12:00 p.m., (Toronto time), on any date from and including May 5, 1999, as may be selected by the Corporation on not less than 24 hours' notice to you provided that the closing may be extended to any date after May 5, 1999 as may be mutually agreed upon by the Corporation and you (such completion date being the "Closing Date"). We will notify you in advance of the Closing Date.

A single share certificate representing the Purchased shares will be available for delivery in Toronto, Ontario against delivery to the Corporation in the manner specified in Schedule A of the amount of the Purchase Price in freely transferable Canadian funds for the Purchased Shares purchased by you on the Closing Date.

Costs

Each party shall be responsible for his/her/its own expenses associated with the transactions contemplated herein including without limitation legal, accounting and other advisory fees.

Prospectus Exemptions

The sale and delivery of the Purchased Shares by the Corporation to you are conditional upon such sale being exempt from the prospectus filing requirements of any applicable statute relating to the sale of such shares.

Representations and Warranties

By your acceptance of this letter, you represent and warrant to the Corporation (which representations and warranties shall survive closing) that:

(a)      (i)      you are purchasing the Purchased  Shares as principal for your own account, and not for the benefit of any other person; and

         (ii) the purchaser was not created or established solely to acquire securities, or to permit purchases of securities without a prospectus, in reliance on an exemption form the prospectus requirements of applicable securities legislation;

(b) you, the beneficial purchaser, will execute and deliver all documentation as may be required by applicable Canadian securities legislation and policy statements to permit the purchase of the Purchased Shares hereunder on the terms as set forth herein;

(c) the Purchased Shares are being acquired by you for investment only and not with a view to resale or distribution; and

(d) you are not a related party with respect to the Corporation as such term is defined in the Securities Act (Ontario) and the Rules thereunder.

This agreement is governed by the laws of Ontario. By your acceptance of this letter below, you irrevocably attorn to the jurisdiction of the courts of Ontario. All references to currency are to the currency of the United States of America unless otherwise referenced. This agreement constitutes the entire agreement among the parties hereto and supersedes all prior negotiations, agreements and understandings. This agreement may not be amended except by written instrument duly executed by the parties hereto.

If the foregoing is in accordance with your understanding, please sign and return the enclosed copy of this letter as soon as possible, to evidence the binding agreement between you and the Corporation.

Yours very truly,

MICROMEM TECHNOLOGIES INC.


Per: /s/ Ross McGroarty
-----------------------
Name: Ross McGroarty
Title:   Exec. V.P.

To: Micromem Technologies Inc.

We accept the foregoing and agree to be bound by the terms thereof and, without limitation, further agree that Micromem Technologies Inc. may rely upon the covenants, representations and warranties contained therein as if it were a contracting party.

We, the undersigned, hereby acknowledge that we have consented and requested that all documents evidencing or relating in any way to the sale of the Purchased Shares be drawn up in the English language only.


EXTERLAND CORPORATION
(full legal name or purchaser)
 c/o Intel Trust SA

  Corso Elvezia 4
--------------------------------
(street address)

 6900 Lugano (Switzerland)
--------------------------------
(city, province)

  /s/ Robert Mandell
--------------------------------
(signature)


President
--------------------------------
(position)

                                   Schedule A

To:      Micromem Technologies Inc.
         150 York Street, Suite 1206
         Toronto, Ontario M5H-3S5

         Attention: Mr. Sam Fuda. Chairman
         ---------------------------------


Dear Sirs:

                          Re: Purchase of Common Shares
                          -----------------------------


We acknowledge receipt of your letter of April 27,1999.


1.       Representation at Closing - complete either (a), (b) or (c).

         (a) We authorize David L. Hynes to represent us at the closing of the above sale at the offices of Micromem Technologies Inc., at 150 York Street, Suite 1206, Toronto, Ontario, at 10:00 a.m. on April 30th, 1999, or on such other date as may be determined to be the Closing Date, and appoint D. L. Hynes to be our agent and attorney to deliver on our behalf payment for the shares referred to in section 4, to receive delivery of a certificate representing such securities and to execute and deliver a receipt thereto and any other instrument or document required in connection with the purchase and sale of the said securities.

                  Yes    |XX|                         No  |_|

         (b)      We intend to have another representative at the closing.

                  Yes    |_|                          No  |XX|

                  Our representative, which we hereby appoint as our agent and attorney with the powers as set forth in section 1(a) above, will be:

         (c)      We plan to be present at the closing.

                  Yes    |XX|                         No  |_|

2. Method of Payment - complete (a) _________________ has been appointed to represent you at closing in section 1(a) above. Otherwise, complete
         (b).

         Payment in the amount of (U.S.) $3.00 per share will be made as follows:

                                                                       Check one

         (a)      a bank draft or certified cheque payable in U.S.       _____
                  funds to ________ arrive at the offices of _______,

                  Toronto, Ontario (Attention: __________ ) at or before [10:00 a.m.] on 19, or on such other date as may be determined to be the Closing Date (in which event Limited will deliver its certified cheque at closing on your behalf);

         (b)      a bank draft or certified cheque payable in U.S.          X
                  funds to and presented at the closing by us or our     ------
                  representative named in section I (b) above.

         (c)      wire transfer of the funds to our legal counsel in        X
                  Toronto, Ontario and presented at the closing by       ------
                  us or our representative named in section 1(b) above.

3. Delivery - please deliver the certificates representing ownership of the shares to:

4. Registration - registration of the single certificate which is to be delivered at closing should be made as follows:

* If this item is left blank, the share certificate will be registered in the name of the purchaser as it appears on page one of the agreement to which this Schedule A is attached.

5. We acknowledge that we will deliver to our legal counsel, David Hynes, Barrister & Solicitor, no later than 10:00 am. on _______1999, or on such other date as may be determined to be the Closing Date, all such additional completed forms in respect of our purchase of securities of Micromem Technologies Inc. as may be required for filing with the appropriate securities and regulatory authorities.

Date:                                       EXTERLAND CORPORATION
                                            (name of purchaser)

                                            by: /s/ Robert Mandell
                                            ----------------------------------
                                            (signature)

                                            President
                                            ----------------------------------
                                            (position)